                          SIXTH AMENDMENT TO AGREEMENT
                                    OF LEASE

         THIS SIXTH AMENDMENT TO AGREEMENT OF LEASE is made this 31st day of March, 1997, by and between TCW Realty Fund IV Pennsylvania Trust (the "Landlord") and American Business Financial Services, Inc. ("Tenant").

         WHEREAS, Tenant and Landlord entered into that certain Agreement of Lease (the "Lease") dated January 7, 1994, wherein Tenant leased from Landlord suite 215 containing approximately 7,555 rentable square feet located on the second floor of the office building located at 111 Presidential Boulevard, Bala Cynwyd, PA (the "Building"); and

         WHEREAS, Tenant and Landlord entered into that certain First Amendment to Agreement of Lease dated October 24, 1994, wherein Tenant expanded its Premises to include Suite 252A comprising an additional area of 780 rentable square feet; and

         WHEREAS, Tenant and Landlord entered into that certain Second Amendment to Agreement of Lease dated December 23, 1994, wherein Tenant further expanded its Premises to include Suite 253 comprising approximately 1,650 rentable square feet; and

         WHEREAS, Tenant and Landlord entered into that certain Third Amendment to Agreement of Lease dated July 25, 1995, wherein Tenant further expanded its Premises to include Suites 256, 142, 252, 253, and 249; and

         WHEREAS, Tenant and Landlord entered into that certain Fourth Amendment to Agreement of Lease dated April 9, 1996, wherein Tenant further expanded its Premises to include Suite 146 comprising approximately 3,091 rentable square feet; and

         WHEREAS, Tenant and Landlord entered into that certain Fifth Amendment to Agreement of Lease dated October 8, 1996, wherein Tenant extended the respective lease terms and modified the Base Rent schedules for Suites 142, 146, 151, 215, 252, 252A, 253, 256 comprising approximately 20,459 rentable square feet; and wherein Tenant further expanded its Premises to include Suites 102, 107, 115 comprising approximately 8,079 rentable square feet; and

         WHEREAS, Tenant and Landlord wish to further amend said Agreement of Lease upon the terms and conditions hereinafter set forth; and

         WHEREAS, all undefined terms used herein shall have the same meaning as in the Lease.

         NOW THEREFORE, in consideration of the foregoing and the terms, covenants and agreements hereinafter set forth, Landlord and Tenant hereby agree as follows:

         1. Effective May 1, 1997, Tenant's Leased Premises shall include Suites 247 and 248 containing approximately 2,676 rentable square feet for a period of five (5) years, nine (9) months commencing May 1, 1997 (the "Commencement Date") and expiring at 12:00 p.m. midnight, local time, on January 31, 2003 (the "Expiration Date")

         2. Effective May 1, 1997, the Base Rent schedule for Suites 247 and 248 will be as follows:

        Period                   PSF             Monthly          Annually
        ------                   ---             -------          --------

1       5/l/97 - 4/30/98        $24.00          $5,352.00        $64,224.00
2       5/1/98 - 4/30/99        $24.72          $5,512.56        $66,150.72
3       5/l/99 - 4/30/00        $25.46          $5,677.58        $68,130.96
4       5/1/00 - 4/30/01        $26.22          $5,847.06        $70,164.72
5       5/1/01 - 4/30/02        $27.00          $6,021.00        $72,252.00
6       5/l/02 - 1/31/03        $27.82          $6,203.86        $74,446.32

         3. Effective May 1, 1997, Tenant's Base Year with respect to Suites 247 and 248, only, shall be the calendar year 1997.

         4. Effective May 1, 1997, "Tenant's Proportionate Share" as the term is defined in Paragraph (4) of the Lease, shall increase by .0155 (1.55%) such that Tenant's Proportionate Share shall then be .1810 (18.10%). Tenant's Total
Leased Premises shall thereafter comprise approximately 31,214 rentable square feet.

         5. Suites 247 and 248 shall be delivered to Tenant in broom clean condition.

         6. Landlord shall provide Tenant with an improvement allowance of up to but not to exceed Thirteen Thousand Three Hundred Eighty Dollars ($13,380.00) to be utilized for the purposes of performing renovations to the Premises.

         7. All other terms and conditions contained in the Lease, as previously modified, not specially modified or amended herein, shall remain unchanged and continue in full force and effect.

         8. Exculpation. This Sixth Amendment to Agreement of Lease is executed and delivered by the undersigned trustees (the "Trustees") not personally but solely as Trustees under and pursuant to that certain Declaration of Trust of TCW Realty Fund IV Pennsylvania Trust dated as of May 10, 1991. Notwithstanding anything to the contrary set forth herein, it is expressly understood and agreed by and between the parties hereto (I) that each of the covenants, undertakings, obligations, representations, warranties and agreements herein made on the part of Trustees, while in form purporting to be covenants, undertakings, obligations, representations, warranties and agreements of Trustees, are nevertheless each and every one of them made and intended not a personal covenants, undertakings, obligations, representations, warranties and agreements of Trustees for the purpose or with the intent of binding Trustees personally, but are instead made and intended for the purpose of binding only the assets of TCW Realty Fund IV Pennsylvania Trust; (ii) that no personal liability or personal responsibility is or on account of any covenants, undertakings, obligations, representations, warranties and agreements contained in this Agreement of Lease, either express or implied, all such liability or personal responsibility (if any) being expressly waived and released; and (iii) Tenant agrees to look solely to the assets of TCW Realty Fund IV Pennsylvania Trust for the enforcement of any claims against Trustees arising pursuant to this Sixth Amendment to Agreement of Lease.

9. This Amendment supersedes all prior or contemporaneous agreements and/or negotiations, written or oral, regarding the subject matter, terms and conditions of this Sixth Amendment to Agreement of Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Sixth Amendment to Agreement of Lease to be executed by their duly authorized representatives on the date first set forth above.

LANDLORD:               TCW REALTY FUND IV PENNSYLVANIA TRUST,
                        A Pennsylvania Business Trust


BY: /s/ Joseph Markling                  BY: /s/ Mary Jane Turner
    -------------------------------          --------------------------------
        Joseph Markling*                         Mary Jane Turner*

    *not individually but solely as trustee under Declaration of Trust dated May 10, 1991.

TENANT:                 AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                        a Delaware Corporation


BY: /s/ Anthony J. Santilli, Jr.         BY: /s/ Raymond S. Bucceroni
    --------------------------------         --------------------------------
        Anthony J. Santilli, Jr.                 Raymond S. Bucceroni
        President                                Senior Vice President


                                         ------------------------------------
                                                      (Seal)

                                         ------------------------------------
                                                      (Seal)